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                                                                  EXHIBIT (c)(5)

                                     BY-LAWS

                                       OF

                           DELAWARE OTSEGO CORPORATION


                                    ARTICLE I

                                     OFFICES

SECTION 1. OFFICE. The office of the Corporation shall be located in the Village of Cooperstown, County of Otsego, State of New York.

SECTION 2. ADDITIONAL OFFICES. The Corporation may also have and places of business at such other places, within or without the State of New York, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                             MEETING OF SHAREHOLDERS

SECTION 1. TIME AND PLACE. All meetings of shareholders shall be held at such time and place, whether within or without the State of New York, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2. ANNUAL MEETING. The annual meeting of shareholders shall be held on the first Saturday in June of each year, or, if such day be a legal holiday, on the next business day following; provided, that if the Board of Directors shall determine that in any year it is not advisable or convenient to hold the meeting on such day, then in such year the annual meeting shall instead be held on such other day, not more than sixty (60) days before or after the third Saturday in May and not a legal holiday, as the Board shall prescribe. At each annual meeting, the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

SECTION 3. SPECIAL MEETINGS. Special meetings of shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, the President or the Board of Directors, and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of any one or more shareholders owning at least twenty-five percent (25%) in amount of the shares of the Corporation issued and outstanding and entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting.


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SECTION 4. NOTICE OF MEETINGS. Written notice of each meeting of shareholders stating the place, date and hour thereof, and, in the case of a special meeting, specifying the purpose or purposes thereof and the person or persons by whom or at whose direction such meeting has been called, shall be given in the manner prescribed in Article VI, Section 1 of these By-Laws, to each shareholder entitled to vote thereat, not less than ten (10) nor more than fifty (50) days prior to the meeting.

SECTION 5. QUORUM. Except as otherwise provided by statute or the Certificate of Incorporation, the holders of one third (1/3) of the shares of the Corporation issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at each meeting of shareholders.

         A report of the number of shares issued and outstanding and the number of shares present at the meeting shall be determined and reported to the shareholders at each meeting. If a quorum shall not be present at the time fixed for any meeting, the shareholders present in person or by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted that may have been transacted had a quorum been present at the time originally fixed for the meeting.

SECTION 6. VOTE REQUIRED. At any meeting of shareholders at which a quorum is present, each shareholder having the right to vote shall be entitled to vote in person or by proxy; and except as otherwise provided by statute, each shareholder of record shall be entitled to one vote for each outstanding share standing in his name on the books of the Corporation as of the record date for determining the shareholders entitled to notice of and to vote at such meeting. All corporate action shall be determined by a vote of a majority of the votes cast at a meeting of shareholders by the holders of shares present and entitled to vote thereon, except as otherwise required by statute or the Certificate of Incorporation.

SECTION 7. PROXIES. Every proxy must be executed in writing by the shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by law.

SECTION 8. CONSENTS. Whenever by any provision of law or of the Certificate of Incorporation, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of the shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. However, this Section shall not be construed to alter or modify any provision of law or of the Certificate of Incorporation under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.


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SECTION 9. CONDUCT OF MEETINGS. The Chairman of the Board of Directors shall preside at each meeting of shareholders. In the absence of the Chairman, the meeting shall be chaired by a director designated by the Board of Directors. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Company and their duly authorized and constituted proxies, and such other person as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comment by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.


                                   ARTICLE III

                                    DIRECTORS

SECTION 1. BOARD OF DIRECTORS. The property and business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things on its behalf as are not, by statute or by the Certificate of Incorporation or by these By-Laws, directed or required to be exercised or done by the shareholders.

SECTION 2. NUMBER. The number of Directors which shall constitute the entire Board of Directors shall consist of not less than nine (9), nor more than fifteen (15) as fixed from time to time by resolution of the entire Board or by the shareholders at any annual or special meeting, and no decrease in the number of Directors shall shorten the term of any incumbent Director. At least two directors shall be independent directors. "Independent Director" is defined as a director who is not an officer or employee of the Corporation or its subsidiaries, and does not have a relationship with the Corporation that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.

SECTION 3. TENURE. At each annual meeting of shareholders, directors shall be elected to hold office until the expiration of the term for which each is elected, and until a successor has been elected and qualified. The directors of the corporation shall be divided into four classes, hereby designated Class A, B, C, and D. There shall be at least three directors in each class. The term of office of the initial Class A directors shall expire at the next annual meeting of shareholders, the term of office of the initial Class B directors shall expire at the second succeeding annual meeting, the term of office of the initial Class C directors shall expire at the third succeeding annual meeting and the term


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of office of the initial Class D directors shall expire at the fourth succeeding annual meeting. At each annual meeting after the initial classification of directors, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the fourth succeeding annual meeting. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. When the number of directors is increased by the Board and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of shareholders.

SECTION 4. RESIGNATION; REMOVAL. Any Director may resign, by written notice to the Corporation at any time. Any Director may be removed, for cause or without cause, by the shareholders at a special meeting called for the purpose, and any Director may be removed for cause by action of the Board of Directors at any regular or special meeting.

SECTION 5. VACANCIES. If for any reason there should be vacancies on the Board of Directors, the vacant positions may be filled by the Directors then in office, regardless of whether the number of Directors in office constitutes a quorum or not. Each Director elected to fill a vacancy shall hold office for a term expiring at the next succeeding meeting of shareholders and until his successor is elected and has qualified or until his earlier displacement from office by resignation, removal or otherwise.


                                   ARTICLE IV

                              MEETINGS OF THE BOARD

SECTION 1. PLACE. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New York.

SECTION 2. FIRST MEETING. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting to the newly elected Directors shall be necessary in order to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time and place of such first meeting, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a duly executed waiver of notice thereof.

SECTION 3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be called by the President or Secretary on two (2) days notice to each Director, either personally, by telephone, or by mail, or by telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) Directors. The time and place of any meeting of the Directors may also be fixed by a duly executed waiver of notice thereof.


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 SECTION 4. QUORUM AND VOTING. At all meetings of the Board of Directors or of any Committee of the Board, a majority of the entire Board of Directors or a majority of the entire membership of such Committee shall be necessary and sufficient to constitute a quorum for the transaction of business. The vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors and the vote of a majority of the appointed members of a Committee present at any Committee meeting at which a quorum is present shall be the act of such Committee, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors or any Committee of the Board, the members of the Board or such Committee present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present. Any one or more members of the Board of Directors or any of its Committees may participate in a meeting by means of a conference telephone or similar communications equipment allowing any participants to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

SECTION 5. CONSENTS. Whenever any action is required or permitted to be taken at a meeting of the Board of Directors or any Committee of the Board, such action may be taken without a meeting if, prior or subsequent to the taking of such action, or making such recommendation, all members of the Board of Directors or of such Committee consent thereto in writing and such written consent or consents are filed with the minutes of the proceedings of the Board or of such Committee; and such written consent or consents shall have the same effect as a unanimous vote at a meeting of the Board of Directors or such Committee at which all members thereof were present and voted.

SECTION 6. NOTIFICATION OF NOMINATIONS. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, not later than the date specified in the most recent proxy statement of the Company as the date by which shareholder proposals for consideration at the next annual meeting of shareholders must be received, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder, (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or


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intended to be nominated by the Board of Directors, and (e) the consent of each nominee to serve as a director of the Company if elected. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

SECTION 7. COMPENSATION. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed fee and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or of any Committee of the Board, provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.


                                    ARTICLE V

                             COMMITTEES OF THE BOARD

SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the entire Board, shall designate from among its members an Executive Committee consisting of three (3) or more Directors, one of whom shall be the President, which shall have all authority of the Board, except to the extent that any resolution, the Certificate of Incorporation, or the By-Laws, including Article V, Section 4, may limit such authority.

SECTION 2. AUDIT COMMITTEE. The Board of Directors, by resolution adopted by a majority of the entire Board, shall designate from among its members an Audit Committee consisting of three (3) or more Directors, a majority of whom shall be "Independent Directors" as defined in these By-Laws. The Audit Committee shall conduct appropriate reviews of all potential conflict of interest situations, consult with and have access to the Corporation's auditors and its accounting staff, review the Corporation's reports on financial performance, and have such other duties and powers as may be assigned to it by the Board as provided in the resolution appointing such Committee and detailing its responsibilities, except to the extent that any resolution, the Certificate of Incorporation, or the By-Laws, including Article V, Section 4, may limit such duties and powers.

SECTION 3. OTHER COMMITTEES. The Board of Directors, by resolution, adopted by a majority of the entire Board, may designate from among its members such other Committees as may be determined, each consisting of three (3) or more Directors, which shall have such duties and powers as may be assigned to it by the Board in the resolution creating such Committee, except to the extent that any resolution, the Certificate of Incorporation, or these By-Laws, including
Article V, Section 4, may limit such duties and powers.

SECTION 4. LIMITATION ON AUTHORITY. No Committee shall have authority as to any of the following matters:

         (a) The submission to shareholders of any action as to which shareholders' authorization is required by law;


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         (b)      The filling of vacancies in the Board of Directors or on any
                  Committee;

         (c) The fixing of compensation of any Director serving on the Board or on any Committee;

         (d) The amendment or repeal of these By-Laws, or the adoption of new By-Laws;

         (e) The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

SECTION 5. ALTERNATIVES. The Board may designate one or more Directors as alternate members of any Committee who may replace any absent member or members at any meeting of such Committee.

SECTION 6. TENURE, MEETINGS, COMMITTEE CHAIRMEN RESPONSIBILITIES, REPORTS. Each Committee shall serve at the pleasure of the Board. The Chairmen of the respective Committees shall be responsible for setting the times and places of their respective Committee meetings. The Chairman of any Committee may invite other members of the Board to participate in any meeting of a Committee with full privileges; however, a majority of the appointed members of the Committee shall concur to the taking of any action or recommendations. The Secretary or Assistant Secretary or any member of a Committee appointed by the Chairman of the Committee shall keep minutes of its meetings and report the same to the Board.


                                   ARTICLE VI

                                     NOTICES

SECTION 1. FORM: Delivery. Notice to Directors and shareholders shall be in writing and may be delivered personally or by mail or telegram. Notice by mail shall be deemed to be given at the time when deposited in the post office or a letter box, in a post-paid sealed wrapper, and addressed to Directors or shareholders at their addresses appearing on the records of the Corporation.

SECTION 2. WAIVER. Whenever a notice is required to be given by any statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any shareholder attending a meeting of shareholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, and any Director attending a meeting of the Board of Directors without protesting prior to the meeting or at the time of its commencement such lack of notice shall be conclusively deemed to have waived notice of such meeting.


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                                   ARTICLE VII

                                    OFFICERS

SECTION 1. EXECUTIVE OFFICERS. The executive officers of the Corporation shall be a President, an Executive Vice President, a Chief Fiscal Officer and a Secretary. The President shall be selected from among the Directors, but no other executive officer need be a member of the Board. The Chief Fiscal Officer may be designated by such other title as the Board shall determine, provided the resolution of appointment defines such title as including the duties of the Chief Fiscal Officer. Two or more offices, except those of President and Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The executive officers of the Corporation shall be elected annually by the Board of Directors at its first meeting following the meeting of shareholders at which the Board was elected.

SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may also elect a Chairman of the Board from among the Directors and may, or may delegate to the President authority to, appoint, remove and fix the duties, compensation and terms of office of one or more Vice Presidents, one or more Assistant Vice Presidents, Assistant Fiscal Officers and Assistant Secretaries, and such other officers and agents as the Board may at any time or from time to time determine to be advisable.

SECTION 3. TENURE, RESIGNATION, REMOVAL, VACANCIES. Each officer of the Corporation shall hold office until his successor is elected or appointed or until his earlier displacement from office by resignation, removal or otherwise; provided, that if the term of office of any officer elected or appointed pursuant to ARTICLE VII, Section 2 of these By-Laws shall have been fixed by the Board of Directors or President acting under the authority delegated to him by the Board of Directors, he shall cease to hold such office no later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed him. Any officer may resign by written notice to the Corporation and may be removed for cause or without cause by the Board of Directors or by the President acting pursuant to authority delegated to him by the Board of Directors pursuant to ARTICLE VII, Section 2 of these By-Laws; provided, that any such removal shall be without prejudice to the rights, if any, of the officer so removed under any employment contract or other agreement with the Corporation. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors or by the President acting under authority delegated to him by the Board of Directors, pursuant to ARTICLE VII, Section 2 of these By-Laws.

SECTION 4. COMPENSATION. The compensation of all officers of the Corporation shall be fixed by the Board of Directors or by the President acting under authority delegated to him by the Board of Directors pursuant to ARTICLE VII,
Section 2 of these By-Laws.

SECTION 5. AUTHORITY AND DUTIES. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent provided, as may be prescribed by the Board of Directors or by the President acting under authority delegated to him by the Board of Directors pursuant to
ARTICLE VII, Section 2 of these By-Laws.

SECTION 6. (a) THE CHAIRMAN OF THE BOARD. The Chairman of the Board, if there be a Chairman,


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shall preside at all meetings of the shareholders and Directors.

SECTION 6. (b) THE PRESIDENT. The President shall be the Chief Executive Officer of the Corporation. He shall, in the absence of the Chairman, if there be a Chairman, preside at all meetings of the shareholders and Directors. He shall have general and active management and control of the business and affairs of the Corporation subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board are carried into effect. In connection therewith he shall be authorized to delegate to the Chairman of the Board and the other executive officers of the Corporation such of his powers and duties as President at such times and in such manner as he may deem to be advisable.

SECTION 7. EXECUTIVE VICE PRESIDENT. The Executive Vice President shall assist the President in the management of the business of the Corporation and the implementation of resolutions and orders of the Board of Directors at such times and in such manner as the President may deem to be advisable. The Executive Vice President shall, in the absence or disability of the President, exercise the powers and perform the duties of President, and he shall have such other powers and duties as the Board of Directors or the President may from time to time prescribe.

SECTION 8. THE VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS. The Vice President and Assistant Vice President, if any, or if there be more than one, the Vice Presidents and Assistant Vice Presidents, each or some of whom may be granted such other titles as shall be descriptive of their respective function or indicative of their relative position, shall perform such duties in connection therewith as may from time to time be prescribed by the Board of Directors or by the President.

SECTION 9. CHIEF FISCAL OFFICER. The Chief Fiscal Officer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Fiscal Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at meetings or whenever they may require, an account of all his transactions as Chief Fiscal Officer and of the financial condition of the Corporation. If required by the Board of Directors, the Chief Fiscal Officer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 10. THE ASSISTANT FISCAL OFFICER. The Assistant Fiscal Officer, if any, or, if there be more than one, the Assistant Fiscal Officers, in the order determined by the Board of Directors or by the President, shall, in the absence or disability of the Chief Fiscal Officer, exercise the powers and perform the duties of the Chief Fiscal Officer; and he or they shall perform such other duties as the


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Board of Directors or the President may from time to time prescribe. The
Assistant Fiscal Officer may be designated by such other title as the Board shall determine, provided the resolution of appointment defines such title as including the duties of the Assistant Fiscal Officer.

SECTION 11. THE SECRETARY. The Secretary shall attend all meetings of the shareholders and the Board of Directors and shall record the minutes of all proceedings taken at such meetings, and maintain all documents evidencing corporate actions taken by written consent of the shareholders in a book to be kept for that purpose; and he shall perform like duties for any Committees of the Board of Directors when required. He shall see to it that all notices of meetings of the shareholders and meetings of the Board of Directors are duly given in accordance with these By-Laws or as required by statute; he shall be the custodian of the seal of the Corporation, and, when authorized by the Board of Directors, he shall cause the corporate seal to be affixed to any document requiring it, and when so affixed, attested by his signature as Secretary or by the signature of an Assistant Secretary; and he shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

SECTION 12. THE ASSISTANT SECRETARIES. The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors or by the President shall, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary; and he or they shall perform such other duties as the Board of Directors or the President may from time to time prescribe.


                                  ARTICLE VIII

                               SHARE CERTIFICATES

SECTION 1. FORM: SIGNATURE. The certificate for shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the book of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number and class of shares, and shall be signed by the President or a Vice President and the Chief Fiscal Officer or an Assistant Fiscal Officer or the Secretary or an Assistant Secretary, and shall bear the seal of the Corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, the signature of any such officer may be a facsimile signature. In case any officer who signed, or whose facsimile signature or signatures were placed on any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue.

SECTION 2. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates therefore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates,


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the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the Certificate alleged to have been lost or destroyed.

SECTION 3. REGISTRATION OF TRANSFERS. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares only endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 4. REGISTERED SHAREHOLDERS. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on the books as the owner of shares to receive dividends or other distributions, and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

SECTION 5. RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment or any dividends or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of any such meeting, nor more than fifty (50) days prior to any other action.

         In each such case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting or any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend, or such allotment for the related purpose, notwithstanding any registration of transfer of shares on the books of the Corporation after such record date so fixed.


                                   ARTICLE IX

                               GENERAL PROVISIONS

SECTION 1. DIVIDENDS. Subject to the applicable provisions of the Certificate of Incorporation, if any, dividends upon the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law and may be paid in cash, in property, or in shares of the Corporation.


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SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of the fund of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conclusive to the interest of the Corporation and the Board may modify or abolish any such reserve in the manner in which it was created.

SECTION 3. ANNUAL STATEMENT. The Board of Directors shall present at each Annual Meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, the number of outstanding shares, a full and clear statement of the business and condition of the Corporation including a balance sheet, profit and loss statement and statement of surplus prepared in accordance with generally accepted principles of accounting and certified by independent licensed public accountant.

SECTION 4. INSTRUMENTS UNDER SEAL. All deeds and bonds may be signed in the name of the Corporation by the President or by any other officer authorized to sign such instrument by the Board of Directors.

SECTION 5. CHECKS, ETC. All checks or demands for money and notes or other instrument evidencing indebtedness or obligation of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 6. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors in each calendar year.

SECTION 7. SEAL. The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal New York". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.


                                    ARTICLE X

                                   AMENDMENTS

SECTION 1. POWER TO AMEND. These By-Laws may be amended or repealed, and new By-Laws may be adopted, by vote of the shareholders entitled at the time to vote for the election of Directors or by resolution adopted by a majority of the entire Board of Directors at any regular or special meeting, with ten (10) days notice of such amendment and the particulars thereof, given to the Directors prior to the meeting; provided, however, that any By-Law or amendment to the By-Laws so adopted by the Board of Directors may be amended or repealed, and any By-Law so repealed by the Board may be reinstated, by vote of the shareholders entitled at the time to vote for the election of Directors, in which case the Board shall not thereafter take action with respect to the By-Laws which is inconsistent with the action so taken by such shareholders.

SECTION 2. AMENDMENT AFFECTING ELECTION OF DIRECTORS: NOTICE. If any By-Law regulating an impending election of Directors is adopted, amended or repealed by the Board, there shall be set

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forth in the notice of the next meeting of shareholders for the election of
Directors the By-Laws so adopted, amended or repealed, together with a concise statement of the changes made.


                                   ARTICLE XI

                                    INDEMNITY

SECTION 1.  To the extent permitted by law:

         (a) The Corporation shall indemnify any person made a party to an action or proceeding by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a Director, officer or employee of the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, and/or with any appeal therein; and

         (b) The Corporation shall indemnify any person made or threatened to be made a party to any action or proceeding, other than one by or in the right of the Corporation, of any type or kind, domestic or foreign, which any Director, officer or employee of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, is or was a Director, officer or employee of the Corporation, or served such other corporation in any capacity against judgment, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, in each case to the fullest extent permissible under Section 721 through 726 of the New York Business Corporation Law or the indemnification provisions of any successor statute.



6-7-97


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